                                                                    EXHIBIT 23.1


                        INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Datascope Corp. on Form S-8 of our report dated July 29, 1997, appearing in the Annual Report on Form 10-K of Datascope Corp. for the year ended June 30, 1997.


/s/ DELOITTE TOUCHE LLP
-----------------------
DELOITTE & TOUCHE LLP

New York, New York
December 19, 1997